FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2008 THIRD QUARTER RESULTS

Pompano Beach, FL – August 11, 2008 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its third fiscal quarter ended June 30, 2008 and for the nine months ended June 30, 2008.

Fiscal Third Quarter 2008 Financial Highlights – Compared to fiscal third quarter 2007:

  Net sales of $5.6 million increased $1.2 million, or 27%, due to higher sales of diabetic products of which grew by $2.1 million, or 86%.

  Gross profit margin remained steady at 21%.

  Operating expenses of $1.3 million decreased $220,000, or 14%, primarily due to lower personnel costs.

  Interest and other income of $97,000 decreased $150,000, or 61%, primarily due to lower interest rates.

  Net loss of $111,000, or ($0.01) per share, decreased from net loss of $283,000 or ($0.04) per share.

Fiscal Nine Month 2008 Financial Highlights – Compared to the nine months ended June 30, 2007:

  Net sales of $15.2 million decreased $2.5 million, or 14%, due to lower sales of cell phone products, which declined $6.1 million, or 84%.

  Gross profit decreased $1.3 million, or 31%, to $2.9 million primarily due to a steep decline in revenue from cell phone products.

  Operating expenses declined $0.5 million, or 10%, to $4.4 million due to reductions in personnel costs, travel and entertainment expenses, and royalty and commission.

  Interest and other income of $541,000 decreased $205,000, or 28%, primarily due to lower interest rates.

  Net loss was $0.8 million, or ($0.10) per share, compared to net income of $55,000 or $0.01 per share.

Douglas W. Sabra, Forward’s Chief Executive Officer, commented, “We are very pleased with the sales growth we achieved with respect to our diabetic products. However, our gross margins on these products continue to be impacted by pricing pressure from our largest customers and the rising costs of production in China. Addressing the margin issue, we will focus on increasing sales of other OEM products to help reduce our reliance on this product line and are moving aggressively to diversify our OEM customer base and product portfolio. In this regard, we have recently hired sales personnel to strengthen our efforts in growing our other lines of business.  Key among new personnel is Mr. Karsten Myralf who has been brought in as our Vice President of Global OEM Sales. Mr. Myralf previously headed our European and cell phone product sales teams for many years and was instrumental to our success in 2005 when we generated record sales and profits. We believe that such investments in our OEM sales force are an essential component of our long term growth strategy.”

Mr. Sabra continued, “On the aftermarket side, we are very excited about our new license with Motorola, which provides us the opportunity for the first time to sell Motorola branded products in the United States, and Canada and to continue marketing licensed products in Europe. Product and channel development activities to support the license are currently underway, including the recent hire of several sales and marketing personnel, who will be dedicated to maximizing this opportunity. This is the first step of our broader strategy to increase our sales and diversify our customer base and products in the aftermarket and to reduce our reliance on OEM sales.  We believe there are significant strategic opportunities for us in the aftermarket.”

Mr. Sabra concluded, “We are well positioned to execute our plans. At June 30, 2008, we had $20.3 million in cash and cash equivalents, $23.4 million of working capital and no short or long-term debt.  I look forward to updating you on our progress.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three and six-month periods ended June 30, 2008, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2007, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, and Item 1A, Part II, “Risk Factors”, included in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, which factors are incorporated herein by reference.

Such risk factors include, among others, the degree of our success in winning new business from our customers and against competing vendors; the high degree of our customer concentration and, therefore, the dependence of our revenues and results of operations on order flow from these OEM customers; the inability to satisfy quality control standards required by key OEM customers resulting in a loss of material business; the resulting susceptibility of our revenues and results of operation to significant change over short periods of time; changes affecting, or the loss of, one or more of our principal OEM customers; the dependence of such revenues of certain OEM customers on the continuing efforts of certain key sales personnel; the entry into a new license with Motorola and the likelihood that we will incur significant product development and sales and marketing expense; and the potential to add materially to our inventory allowance and the effective management of inventory including in connection with our OEM customers’ hub arrangements to which we are subject.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

Investor Relations

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Net sales..........................................................................	$5,568,232	$4,401,462	$15,249,026	$17,711,652
Cost of goods sold..........................................................	4,406,016	3,460,380	12,349,930	13,513,140
Gross profit.....................................................................	1,162,216	941,082	2,899,096	4,198,512

Operating expenses:
Selling.......................................................................	652,048	920,140	2,127,240	2,697,178
General and administrative....................................	673,266	627,705	2,258,812	2,186,955
Total operating expenses..............................	1,325,314	1,547,845	4,386,052	4,884,133

Loss from operations....................................................	(163,098)	(606,763)	(1,486,956)	(685,621)

Other income:
Interest income........................................................	104,590	249,736	517,713	743,146
Other (expense) income, net..................................	(7,297)	(2,911)	23,575	3,257
Total other income.........................................	97,293	246,825	541,288	746,403

(Loss) income before provision (benefit) for income taxes......	(65,805)	(359,938)	(945,668)	60,782
Provision (benefit) for income taxes...........................	45,191	(77,128)	(189,485)	5,601
Net (loss) income ..........................................................	($110,996)	($282,810)	($756,183)	$55,181

Net (loss) income per common and common equivalent share
Basic.................................................................	($0.01)	($0.04)	($0.10)	$0.01
Diluted..............................................................	($0.01)	($0.04)	($0.10)	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic.................................................................	7,911,412	7,835,454	7,879,730	7,852,777
Diluted..............................................................	7,911,412	7,835,454	7,879,730	7,964,485

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2008	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents...........................................................................................	$20,318,859	$20,267,791
Accounts receivable, net ..............................................................................................	4,428,783	4,135,117
Inventories, net...............................................................................................................	1,390,535	1,072,360
Prepaid expenses and other current assets................................................................	341,211	628,786
Deferred tax asset...........................................................................................................	250,348	279,741
Total current assets..........................................................................................	26,729,736	26,383,795

Property, plant, and equipment, net.................................................................................	135,904	160,644
Deferred tax asset...............................................................................................................	211,217	29,898
Other assets.........................................................................................................................	57,181	57,538
Total Assets........................................................................................................................	$27,134,038	$26,631,875

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...........................................................................................................	$2,993,680	$1,904,946
Accrued expenses and other current liabilities...........................................................	339,562	303,185
Total current liabilities....................................................................................	3,333,242	2,208,131

Commitments and contingencies....................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued..................................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,621,932 and 8,488,932 shares issued, respectively (including 706,410 and 633,493 held in treasury, respectively).................	86,219	84,889
Capital in excess of par value....................................................................................	15,852,953	15,546,046
Treasury stock, 706,410 and 633,493 shares at cost .............................................	(1,260,057)	(1,085,057)
Retained earnings.......................................................................................................	9,121,681	9,877,866
Total shareholders' equity...............................................................................................	23,800,796	24,423,744
Total liabilities and shareholders’ equity......................................................................	$27,134,038	$26,631,875